EXHIBIT 10.2



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                        TERMINATION AND RELEASE AGREEMENT


Surgical Laser Technologies, Inc. ("Lessee") leased Unit T-2020 at the 422 Business Center (the "Premises"), under a Lease Agreement dated October 9, 1991 (the "Lease Agreement"), from Tioga Leasing Corporation, succeeded by Suburban Management Co., Inc. ("Lessor") . Lessee vacated the Premises on November 22, 1996 so as to allow Lessor to let the space to the U.S. Post Office.

In consideration of the following promises, Lessor and Lessee hereby agree as follows:

1. Lessee shall pay to Lessee its security deposit of $5,000 plus interest, as provided in Section 29 of the Lease Agreement. Lessor shall make such payment to Lessee upon the mutual execution of this Termination and Release Agreement, without claims or offsets.

2. Lessee shall pay, upon the mutual execution of this Termination and Release Agreement, rent in the amount of $13,310, and shall waive any claim for refund of rent paid for the portion of November 1996 during which Lessee had vacated the Premises.

3. The Lease Agreement shall be deemed terminated by mutual agreement effective December 31, 1996.

4. Subject to the foregoing provisions of this Termination and Release Agreement, Lessor and Lessee do hereby release and forever discharge each other, their heirs, executors, administrators, agents, shareholders, directors, officers, employees, subsidiaries and affiliates, from any and all claims, demands, costs, expenses, losses or liabilities arising from the Lease Agreement.

IN WITNESS WHEREOF, Lessor and Lessee, intending to be legally bound hereby, have hereunder set their hand this the day of January 1997.

Lessee                                     Lessor
SURGICAL LASER TECHNOLOGIES, INC.          SUBURBAN MANAGEMENT CO. INC.

By:     /s/ Michael R. Stewart             By:   /s/ Gene Call, Vice President
       -------------------------------        ---------------------------------
            Michael R. Stewart,                      Gene Call, Vice President
             Vice President
Attest:                                    Attest:

By:     /s/ Davis Woodward                 By:
       -------------------------------        ---------------------------------
            Davis Woodward, Secretary


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